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                                                                    Exhibit 5.01


                                 June 1, 2000

ONI Systems Corp.
166 Baypointe Parkway
San Jose, CA 95134

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about June 1, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 28,427,439 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of (a) stock options granted by you under your 1997 Stock Option Plan, which plan has been terminated and under which no further options will be granted, (b) stock options granted by you under your 1998 Equity Incentive Plan, which plan has been terminated and under which no further options will be granted, (c) stock options granted by you under your 1999 Equity Incentive Plan, which plan has been terminated and under which no further options will be granted, (d) stock options granted by you under your Davis Stock Option Plan and Agreement, (e) stock options to be granted by you under your 2000 Equity Incentive Plan, or (f) purchase rights to be granted by you under your 2000 Employee Stock Purchase Plan. The plans referred to in clauses (a) through (f) above are collectively referred to in this letter as the "Plans." In rendering this opinion, we have examined the following:

     1. your registration statement on Form S-1 (File Number 333-32104) filed with and declared effective by the Commission on May 31, 2000, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements, your Certificate of Incorporation as filed with the Delaware Secretary of State on May 8, 2000 and your bylaws as amended through April 27, 2000;

     2. your registration statement on Form 8-A (File Number 000-30633) filed with the Commission on May 16, 2000;

     3. the Registration Statement, together with the Exhibits filed as a part thereof;

     4.   the Prospectuses prepared in connection with the Registration
          Statement;

     5. the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Optical Networks, Incorporated, a California corporation (the "Predecessor"), that are in our possession; and
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     6.   the stock records for you and the Predecessor that you have provided to us (consisting of a list of stockholders provided by you and dated of even date herewith and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated May 31, 2000 verifying the number of such issued and outstanding securities).

     7. a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware .

     Based upon the foregoing, it is our opinion that the 28,427,439 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted by you under your 1997 Stock Option Plan, (b) stock options granted by you under your 1998 Equity Incentive Plan, (c) stock options granted by you under your 1999 Equity Incentive Plan, (d) stock options granted by you under your Davis Stock Option Plan and Agreement, (e) stock options to be granted by you under your 2000 Equity Incentive Plan, or (f) purchase rights to be granted by you under your 2000 Employee Stock Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements, entered into, or to be entered into, thereunder, and in the
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manner and for the consideration referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended for use in connection with the issuance and sale of Stock subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP


                              /s/ Fenwick & West LLP